As filed with the U.S. Securities and Exchange Commission on January __, 2007

Commission File No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Mexico Software, Inc.
(Exact name of registrant as specified in its charter)

Nevada	91-1287406
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5021 Indian School Road, Suite 100, Albuquerque, New Mexico 87110
(Address of principal executive offices)

505-255-1999
(Registrant’s telephone number, including area code)

NEW MEXICO SOFTWARE, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Richard F. Govatski, President
New Mexico Software, Inc.
5021 Indian School Road, Suite 100, Albuquerque, New Mexico 87110
(Name and Address of Agent for Service)

505-255-1999
(Telephone number, including area code, of agent for service.)

Copy To:
Jackson L. Morris, Esq.
3116 W. North A Street, Tampa, FL 33609-1544
Telephone: 813-874-8854 Facsimile: 800-310-1695

 CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed Maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share (1)	price	registration fee

Common Stock	20,000,000	$0.0515	$1,030,000	$110.21

(1) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based on the average of the high and low prices of the shares of common stock on January 19, 2007.

PART I

EXPLANATORY NOTE

Part I of this registration statement contains two parts:

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A "Section 10(A) Prospectus"; and

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A "Reoffer Prospectus".

The Section 10(A) Prospectus contains information required in the registration statement pursuant to Part I of Form S-8 (as required by the introductory note to Part I of Form S-8).   The Section 10(A) Prospectus contains the information about our 2007 Employee Stock Purchase Plan, which we deliver to each person who participates in our 2007 Employee Stock Purchase Plan.

The “Reoffer Prospectus” has been prepared in accordance with the requirements of Part I of Form S-3 (as required by Section C.1. of the General Instructions to Form S-8).  The Reoffer Prospectus will be used by our affiliates for the reoffer and resale of shares of our common stock which we have issued to them pursuant to this registration statement under our 2007 Employee Stock Purchase Plan.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

(a)  General Plan Information

(1)  The title of the Plan is the “New Mexico Software, Inc. 2007 Employee Stock Purchase Plan”.   The common stock of New Mexico Software, Inc. is being offered and sold pursuant to the plan.

(2)  The nature of the plan is to enable the plan participants, defined below, to purchase stock in New Mexico Software and to improve New Mexico Software’s working capital position by netting the salaries and fees of plan participants against proceeds from the sale of common stock.  New Mexico Software reserves the right to change or modify the terms of the plan or to extend the term of, suspend or terminate the plan at any time.

(3)  The plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

(4)  Plan participants may obtain additional information about the plan and its administrators from Richard Govatski, President of New Mexico Software.  Mr. Govatski’s address is 5021 Indian School Road, Suite 100, Albuquerque, New Mexico 87110 and his telephone at that address is 505-255-1999.  Mr. Govatski determines whether or not common stock subject to the plan will be sold with respect to any pay period.

(b)  Securities to be Offered

Common stock is being offered and sold pursuant to the plan.  New Mexico Software is authorized to issue two hundred million shares, $.001 par value per share.  Holders of the common stock (i) have equal and ratable rights with all holders of issued and outstanding common stock to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably with holders of issued and outstanding common stock in all of the assets of New Mexico Software available for distribution to holders of common stock, upon liquidation, dissolution or winding up of the affairs of New Mexico Software; (iii) do not have preemptive, subscription or conversion rights; (iv) have no redemption or sinking fund provisions applicable thereto; (v) have one vote on election of each director and other matters submitted to a vote of stockholders; and (vi) do not have cumulative voting rights.  All shares of common stock outstanding are, and the common stock sold pursuant to this registration statement on Form s-8, when issued and delivered against payment therefore, will be, duly authorized, legally issued, fully paid and nonassessable.  A holder of common stock does not have a preemptive right to purchase common stock which is sold subsequent to such person’s acquisition of his or her shares.

(c)  Employees Who May Participate in the Plan

The following “employees” may participate in the plan:

Salaried Employees;

Hourly Employees;

Officers, including executive officers;

Directors;

Advisers, including attorneys, provided that such adviser is a natural person; and

Consultants, provided, that such consultant is a natural person and, provided further, that consultants who provide services in connection with the offer and sale of securities by New Mexico Software in a capital-raising transaction and who provide services that directly or indirectly promote or maintain a market for New Mexico Software’s common stock are excluded from participating in the plan.

(d)  Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

(1)  A plan participant may elect, in writing, to participate in the plan either on an ongoing basis or from time to time, subject to (i) availability of shares and (ii) change or modification the terms, extension of the term or suspension or termination of the plan.  The number of shares that a participant may purchase from time to time (“z”) shall be but shall not exceed the number determined by dividing the net compensation (“x”) due the participant on any payroll or compensation payment date by the average closing bid price per share (“y”) on the payroll or payment date in the best market for New Mexico Software’s common stock less one cent ($.01) and multiplying the quotient thereof by 1.25, expressed as a formula:  (x/y-.01) X 1.25 = z.

(2)  A participant shall pay for the shares he or she elects to buy at any time and from time to time by payroll deduction or offset against consulting or advisory fees earned, in either case as it may be.  A plan participant may alter, suspend or terminate the amount of payroll deduction or offset (i) if an employee with respect to the next following calendar quarter not less than thirty days prior to the beginning of such calendar quarter or (ii) if a consultant or adviser at anytime prior to the date the consulting or advisory fees are due to be paid, in either case by written notice to the treasurer or chief financial officer of New Mexico Software.

(3)  A participant is permitted to contribute up to the full amount of his or her net after tax wages, salary or fees earned, but is not required to contribute any amount.

(4)  New Mexico Software does not make any contribution to plan on behalf of participants.

(5)  New Mexico Software will provide a written report to each participant of the number of shares purchased on each payroll payment date or fee payment date.

(6)  Not applicable.

(e)  Resale Restrictions

There are no restrictions on resale of the common stock purchased under the plan.

(f)  Tax Effects of Plan Participation

New Mexico Software withholds, when and as applicable, federal and state income tax and participant’s social security contributions from compensation before computation of the number of shares a participant is eligible to purchase on any payroll or compensation payment date.

With respect to participants who are not directors, executive officers or controlling stockholders, New Mexico Software believes that the discount from market and the .25 additional shares are not treated as a “bargain purchase” for federal income tax purposes and therefore the value thereof is not subject to withholding or the employee’s or employer’s social security contribution.  In the event New Mexico Software is advised otherwise by its tax adviser, participants will be notified that their withholding and social security contributions will be based on the market value of the shares purchased and not on the price paid therefore.  In such event, the participant may experience an increase in his or her maximum federal income tax bracket.

With respect to participants who are directors, executive officers or controlling stockholders, New Mexico Software believes that the discount from market and the .25 additional shares may be treated as a “bargain purchase” for federal income tax purposes and salary for federal and state income tax purposes will be deemed to be the market value of the shares purchased and not on the price paid therefore.  In the event New Mexico Software is advised otherwise by its tax adviser, participants will be notified.

(g)  Investment of Funds

Not applicable.

(h)  Withdrawal from Plan; Assignment of Interest

Not applicable.

(i)  Forfeitures and Penalties

Not applicable.

(j)  Charges and Deductions and Liens Therefore

Not applicable

Item 2. Registrant Information and Employee Plan Annual Information.

Participants in the plan, upon written or oral request, may obtain without charge once annually the documents incorporated by reference in Item 3 of Part II of this registration statement, and those documents are incorporated by reference in a Section 10(a) prospectus.  Participants in the plan, upon written or oral request, may obtain without charge once annually the documents identified in rule 428(b) under the Securities Act of 1933, as amended.  Any such request should be made to Richard Govatski, President, New Mexico Software, Inc., 5021 Indian School Road, Suite 100, Albuquerque, New Mexico 87110 and his telephone number at that address is 505-255-1999.

REOFFER PROSPECTUS

Prospectus

NEW MEXICO SOFTWARE, INC.

15,000,000 shares

Common Stock

This prospectus is an exhibit to a registration statement on Form S-8 that covers 15,000,000 shares of our common stock.  These shares may be offered and sold from time to time by certain of our shareholders (the “selling shareholders”).  We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of the common shares, which we estimate to be $1,000.

Our common stock is quoted on the OTC Bulletin Board under the symbol NMXC.  The average of the high and low closing quotations for our common stock as reported on the OTC Bulletin Board on January 19, 2007 was $0.0515 per share of common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RICK FACTORS” BEGINNING ON PAGE 3 BEFORE PURCHASING ANY OF THE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January ___, 2007.

OUR CORPORATE HISTORY AND ORGANIZATION

“We” and “our” refer to New Mexico Software, a Nevada corporation.  This section outlines the corporate history of our company.

The business we now conduct, although it has changed since we began, was originally incorporated under the name “New Mexico Software, Inc.”, a New Mexico corporation, in 1996.

Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc., a Delaware corporation, was founded in 1980.  The name was changed to Conserve, Inc. in 1999.

In 1999, Conserve acquired New Mexico Software, Inc., our original New Mexico corporation, in an exchange of its common stock with the holders of all of New Mexico Software's common stock, resulting in New Mexico Software becoming a wholly owned subsidiary of Conserve.  Concurrent with the exchange of stock, Conserve changed its name to NMXS.com, Inc.  The purpose of this stock exchange was to provide a public market for our stock.

Over time, all of New Mexico Software's business was transferred to NMXS.com and at the present time, the New Mexico corporation does not conduct any business.

Effective January 1, 2006, NMXS.com merged into a newly incorporated, wholly owned subsidiary which resulted in both a change of our state of incorporation to Nevada from Delaware and a change in our name to New Mexico Software, Inc. from NMXS.com, Inc.

OUR CONTACT INFORMATION

Our executive offices and operations are located at 5021 Indian School Road NE, Suite 100, Albuquerque, New Mexico 87110.  Our telephone number at that address is (505) 255-1999 and our facsimile number is (505) 255-7201.  The addresses of our web site are www.nmxs.com and www.nmxc.net.  Information available on our web sites is not deemed to be included in this prospectus.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements which involve risks and uncertainties.  Those statements appear in a number of places in this prospectus and include statements regarding our intent, plans for future activities, belief and current expectations and those of our directors and management with respect to, among other things:  (i) implementation of our business model; (ii) development and marketing of our products and services; and, (iii) prospects for revenues and profitability.  The use of words, such as plan, intent, belief, expectation, anticipation and other similar words and the use of the future tense all indicate forward-looking statements.  Forward-looking statements also relate to any event which is to occur in the future.  Prospective purchasers of our common stock are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those suggested by or projected in the forward-looking statements as a result of various factors, many of which are beyond our control and include but are not limited to:

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Rapid changes in technology relating to the Internet

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Continued growth and use of the Internet

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Changes in government regulations

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Changes in our business strategies

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Hardware failure of a catastrophic proportion

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Terrorist interference with the operation of the Internet or effects of terrorist activities on the economy

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Difficulty recruiting and retaining staff of sufficient technical caliber to provide adequate and ongoing customer support and product maintenance and development

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Failure to successfully market our products through the Internet and our representatives

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Inability to locate funding to retire our line of credit or to obtain alternative lending sources

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Inability to solve cash flow problems

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this prospectus.  You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing in order to pay your monthly and recurring expenses.

A small number of customers represent a large amount of our accounts receivable and the failure to collect those balances will result in a significant decrease in cash flow and threaten our ongoing operations

At September 30, 2006, balances due from five customers comprised approximately fifty seven percent of total accounts receivable.   Failure to collect these balances will result in a significant decrease in our working cash flow and our working capital position.  A decrease in collections of accounts receivable may negatively impact our growth and threaten our ongoing operations.

Our business depends on a limited number of key personnel, the loss of whom could negatively affect us

Richard F. Govatski and Teresa B. Dickey, our senior executives, are important to our success.  If they are unable or unwilling to continue in their present positions, our business and financial results could be negatively impacted and our ongoing operations threatened.

"Penny stock” rules may make selling our common stock difficult

Trading in our common stock is subject to the "penny stock" rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions, none of which apply to our common stock.  These rules require that a broker-dealer who recommends our common stock to persons other than its existing customers and accredited investors, must, prior to the sale:

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Make a suitability determination prior to selling a penny stock to the purchaser;

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Receive the purchaser's written consent to the transaction; and

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Provide certain written disclosures to the purchaser;

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Deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market;

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Disclose commissions payable to both the broker-dealer and the registered representative; and

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Disclose current quotations for the common stock.

The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.  These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The price of our common stock may fluctuate significantly and you may find it difficult to sell your shares at or above the price you paid for them

We do not know the extent to which the market for our shares of common stock will expand or contract in response to the offer and upon the resale of the common stock offered by this prospectus.  Therefore, your ability to resell your shares may be limited.  Actions or announcements by our competitors and economic conditions, as well as period-to-period fluctuations in our financial results and other factors, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

USE OF PROCEEDS

All net proceeds from the sale of the common shares covered by this prospectus will go to the selling stockholders who offer and sell their shares.  We will not receive any proceeds from the sale of the shares by the selling stockholders.

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

The following table identifies the selling stockholders, the total number of our shares they own, respectively, the shares covered by this prospectus which they may each reoffer for sale under this prospectus, the total percentage of our shares they own and the percentage of our shares they will own, assuming the sale of all the shares they are reoffering under this prospectus.  The selling stockholders acquired the shares they may reoffer pursuant to our 2007 Employee Stock Compensation Plan registered on Form S-8, SEC File No. 333-____________, to which this prospectus is filed as an exhibit.  The selling stockholders received the shares in payment of their respective salaries.

	Number of Shares		Percentage
Name	Total Owned	Reoffered	Before sale	After sale
Richard F. Govatski	16,563,500	900,000	18.75%	17.73%
Teresa B. Dickey	1,240,563	900,000	1.40%	0.39%

Mr. Govatski is one of our directors and our chief executive officer.  Ms. Dickey is also one of our directors and our chief financial officer.  They will continue to receive our shares in payment of their respective salaries in the future until such time as we achieve sufficient cash flow from operations to pay their salaries in cash.  We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to their resale of our shares.

The selling stockholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  In addition, the selling shareholders may sell some or all of their common shares through:

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a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

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ordinary brokerage transactions and transactions in which a broker solicits purchasers.

When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

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enter into transactions involving short sales of the common shares by broker-dealers;

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sell common shares short themselves and redeliver such shares to close out their short positions;

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enter into option or other types of transactions that require the selling stockholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

*

loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services.  Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales.  However, the selling stockholders and any broker-dealers involved in the sale or resale of the common shares may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the “1933 Act”).  In addition, the broker-dealers’ commissions, discounts or concession may qualify as underwriters’ compensation under the Securities Act of 1933.  If the selling stockholders qualify as “underwriters,” they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act. In addition to selling their common shares under this prospectus, the selling stockholders may:

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agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

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transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

*

sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

INFORMATION ABOUT OUR COMMON STOCK

The following description of our common stock is qualified in its entirely by our Articles of Incorporation, bylaws and the corporate law of Nevada.  We are authorized to issue two hundred million shares, $.001 par value per share.  Holders of the common stock (i) have equal and ratable rights with all holders of issued and outstanding common stock to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably with holders of issued and outstanding common stock in all of our assets available for distribution to holders of common stock, upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights; (iv) have no redemption or sinking fund provisions applicable thereto; (v) have one vote on election of each director and other matters submitted to a vote of stockholders; and (vi) do not have cumulative voting rights.  All shares of common stock outstanding are, and the common stock sold pursuant to this prospectus, when issued and delivered against payment therefore, will be, duly authorized, legally issued, fully paid and nonassessable.  A holder of our common stock does not have a preemptive right to purchase common stock which is sold subsequent to such person’s acquisition of his or her shares.

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as we are authorized or permitted under Nevada law or under our Articles of Incorporation and Bylaws to indemnify our directors, officers and controlling persons for liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

LEGAL MATTERS

We have relied on the opinion of Jackson L. Morris, Attorney at Law, Tampa, Florida for an opinion regarding the legality of the shares sold in the offering made by this prospectus.  Mr. Morris is the owner of 581,521 of our shares.

EXPERTS

The financial statements incorporated in this prospectus by reference have been audited by Epstein Weber & Conover, PLC, Independent Public Accountants, as stated in their report included in this prospectus, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the U.S.  Securities and Exchange Commission ("Commission") in Washington, D.C. pursuant to Section 15(d) of the Exchange Act.  These reports and other information may be inspected without charge at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C.  20549, and at the Northeast Regional Office of the Commission at 3 World Financial Center, 200 Liberty Street, Room 4-300, New York, NY 10281-1022.  Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C.  20549, upon payment of prescribed fees.  The Commission maintains a web site that contains such material filed electronically with the Commission at http://www.sec.gov.

MORE INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.  Our reports and registration statements can be located by searching the SEC's EDGAR system for SIC code 7372.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 15(d) of the Securities Exchange Act of 1934 until the offering of shares pursuant to this prospectus has been completed:

Our amended Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on June 15, 2007, which contains audited consolidated financial statements for the fiscal years ended December 31, 2005 and 2004.

Our Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the SEC on May 15, 2006, which contains unaudited consolidated financial statements for the three months ended March 31, 2006 and 2005.

Our Quarterly Report on Form 10-Q for the six months ended June 30, 2006, filed with the SEC on August 15, 2006, which contains unaudited consolidated financial statements for the six months ended June 30, 2006 and 2005.

Our Quarterly Report on Form 10-Q for the nine months ended September 30, 2006, filed with the SEC on November 14, 2006, which contains unaudited consolidated financial statements for the nine months ended September 30, 2006 and 2005.

YOU CAN GET COPIES FROM US

You may request free copies of these SEC filings by writing to us at the following address or telephoning the following numbers:

Investor Relations

New Mexico Software, Inc.

Suite 100

5021 Indian School Road NE

Albuquerque, New Mexico 87110

Our telephone number is (505) 255-1999

Our facsimile number is (505) 255-7201

Our web sites are www.nmxs.com and www.nmxc.net.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

There is no change in Part II from the information filed in the original registration statement to which this is Amendment No. 1.

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and, all documents subsequently filed by New Mexico Software pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing a post-effective which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such document.

(a)  New Mexico Software's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or (1) the latest prospectus filed pursuant to Rule 424(b) of the Act that contains audited financial statements for the latest fiscal year for which statements have been filed; or New Mexico Software's effective registration statement on Form 10 filed under the Exchange Act containing audited financial statements for the latest fiscal year end.

(b)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 2005.

(c)  Not applicable.

Item 4.  Description of Securities.

See, Item 1(b), above.

Item 5.  Interests of Named Experts and Counsel.

New Mexico Software will rely on the opinion of Jackson L. Morris, Esq. Of Tampa, Florida for an opinion regarding the legality of the common stock issued pursuant to the plan.  Mr. Morris is eligible and has indicated his intention to participate in the plan with respect to legal fees earned.

Item 6.  Indemnification of Directors and Officers.

Nevada corporate law and New Mexico Software’s bylaws, in general, authorize New Mexico Software to indemnify its officers, directors and controlling persons, and any person serving at its request as an officer or director, against damages and loss if he or she acted in good faith and in a manner which he or she believed to be in, or not opposed to, the best interest of New Mexico Software.  In the event, however, that such person is adjudged liable to the corporation, he or she will not be entitled to indemnification.  Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of New Mexico Software.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of New Mexico Software pursuant to the foregoing provisions, or otherwise, New Mexico Software has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, New Mexico Software will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Jackson L. Morris, Esq. re: legality
23.1	Consent of Jackson L. Morris, Esq.
23.2	Consent of Epstein Weber & Conover, PLC
Independent Public Accountants
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Mexico Software certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Albuquerque, New Mexico, on January 23, 2007.

New Mexico Software, Inc.

By: /s/ Richard F. Govatski

Richard F. Govatski, Principal Executive

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Govatski, each of them such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendment thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Richard F. Govatski		January 23, 2007
Richard F. Govatski	Chairman and President

/s/ Teresa B. Dickey*		January 23, 2007
Teresa B. Dickey	Director and Principal Financial Officer

/s/ John E. Handley*		January 23, 2007
John E. Handley	Director

/s/ Frank A. Reidy*		January 23, 2007
Frank A. Reidy	Director